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                                                                     EXHIBIT 5.1

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                December __, 2003

JDS Uniphase Corporation
1768 Automation Parkway
San Jose, California  95131

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 filed by JDS Uniphase Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on November 14, 2003 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the resale by the holders thereof of $475,000,000 aggregate principal amount of Zero Coupon Senior Convertible Notes due 2010 (the "Notes") and the shares of the Company's common stock, $0.001 par value per share (the "Conversion Shares") issuable upon conversion of the Notes (the Conversion Shares together with the Notes, the "Securities"). The Notes were issued pursuant to an Indenture dated as of October 31, 2003 ("Indenture") by and between the Company and The Bank of New York, as Trustee. The Securities are being offered by certain selling securityholders specified in the Registration Statement.

In connection with this opinion, (i) we have reviewed the Registration Statement, the Indenture, the Notes and certain of the Company's other corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Notes and the Conversion Shares, and (ii) we have made such inquiries of officers of the Company and public officials and have considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

We have assumed the genuineness of all signatures on and the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies. We also have relied, as to matters of fact, upon the accuracy of representations and certificates of the Company's officers. We have also relied on the Company's records and have assumed the accuracy and completeness thereof. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. The opinions hereinafter expressed are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Notes and the Indenture; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material. In rendering the opinion in Paragraph 1 below, we have also assumed that the global notes representing the Notes was duly authenticated by the Trustee.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Notes have been duly authorized and are valid and binding obligations of the Company.

2. When issued upon conversion in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.
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The opinions expressed herein are limited to the federal laws of the United
States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and we express no opinion of the effect of laws of any other jurisdiction on the opinions expressed herein.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                Very truly yours,

                                /s/ Morrison & Foerster LLP